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                                                                    EXHIBIT 4.03


                             ONYX TECHNOLOGIES, INC.

                                 1999 STOCK PLAN


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                                                                    EXHIBIT 4.03

                             ONYX TECHNOLOGIES, INC.

                                 1999 STOCK PLAN

                                    SECTION 1

                             BACKGROUND AND PURPOSE

                  The purpose of this Plan is to promote the interest of Onyx Technologies, Inc. ("Onyx") through the granting of Options, Restricted Stock and Stock Appreciation Rights in order (a) to attract and retain Employees, (b) to provide an additional incentive to each Employee to work to increase the value of Stock and (3) to provide each Employee with a stake in the future of Onyx that corresponds to the stake of each of Onyx Technology's stockholders.

                                    SECTION 2

                                   DEFINITIONS

                  Each term set forth in this Section 2 shall have the meaning set forth opposite such term and any reference to the plural of a defined term shall include the singular.

         1.01 BOARD -- means the Board of Directors of Onyx.

         1.02 CHANGE IN CONTROL -- means

                  (a) the approval by the shareholders of Onyx of (1) a reorganization, merger, share exchange or consolidation, in each case, where persons who were shareholders of Onyx immediately prior to such reorganization, merger, share exchange or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, surviving or consolidated company's then outstanding securities; (2) a liquidation or dissolution of Onyx; or (3) the sale of all or substantially all of Onyx' assets; or


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         (b) consummation of a business combination between Onyx and any entity that has a market capitalization equal to or greater than 80% of the market capitalization of Onyx.

         Notwithstanding the preceding paragraph, any transaction with HNC Software, Inc. shall not be considered a Change of Control. The Committee shall have the specific authority to determine whether a Change in Control has transpired under the guidance of this Section 2.2 and shall be required to give each holder of Options, Restricted Stock, Restricted Stock Rights, or Stock Appreciation Rights notice of a Change in Control.

         1.03 CODE -- means the Internal Revenue Code of 1986, as amended.

         1.04 COMMITTEE -- means a committee of the Board comprised of at least 2 members appointed by the Board; provided if at any time the Board shall have not appointed a Committee as described in this Section 2.4, any reference in this Plan to the Committee shall mean a reference to the Board. If Onyx is subject to Rule 16b-3, each Committee member shall be a "non-employee director" within the meaning of Rule 16b-3 and, if Onyx is a publicly held corporation within the meaning of Code Section 162(m), each Committee member must be an "outside director" within the meaning of Code Section 162(m).

         1.05 EFFECTIVE DATE -- means the effective date described in Section 4.

         1.06 EMPLOYEE -- means an employee of Onyx or any entity that would be treated as a single employer with Onyx under Code Section 414(c) if "50 percent" were substituted for "80 percent" in the regulations under such section; provided, however, that solely for purposes of granting ISOs, the term "Employee" means an employee of Onyx or any Subsidiary or Parent.


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         1.07 FAIR MARKET VALUE -- means as of any date (a) if the Stock is not quoted on a national quotation system, the price that the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts, or (b) if the Stock is quoted on a national quotation system, (1) the closing price of the Stock on such date on the national quotation system selected by the Committee, (2) if there was no quotation of the Stock on such date on such quotation system, the closing price on the next preceding business day or (3), if there was no quotation on the next preceding business day, the value determined by the Committee in accordance with 2.7(a).

         1.08 ISO -- means an Option that is intended to satisfy the requirements of Code Section 422.

         1.09 ONYX -- means Onyx Technologies, Inc. and any successor to Onyx Technologies, Inc.

         1.10 1933 ACT -- means the Securities Act of 1933, as amended.

         1.11 1934 ACT -- means the Securities Exchange Act of 1934, as amended.

         1.12 NON-ISO -- means an Option that either expressly or operationally does not satisfy the requirements of Code Section 422.

         1.13 OPTION -- means an option to purchase Stock granted in accordance with Section 7.

         1.14 OPTION AGREEMENT -- means the document that sets forth the terms and conditions of an Option.

         1.15 OPTION PRICE -- means the price to purchase one share of Stock upon the exercise of an Option.


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         1.16 PARENT -- means any corporation that is a parent corporation of
Onyx within the meaning of Code Section 424(e).

         1.17 PLAN -- means this Onyx Technologies, Inc. 1999 Stock Plan, as amended from time to time.

         1.18 RESTRICTED STOCK -- means Stock granted in accordance with Section 9.A.

         1.19 RESTRICTED STOCK CERTIFICATE -- means the document that sets forth the terms and conditions of a grant of Restricted Stock or a Restricted Stock Right.

         1.20 RESTRICTED STOCK RIGHT -- means a right granted to an Employee in accordance with Section 9 to demand the issuance of Restricted Stock upon the satisfaction of the conditions described in the associated Restricted Stock Certificate.

         1.21 RULE 16b-3 -- means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

         1.22 STOCK -- means no par value common stock of Onyx.

         1.23 SAR VALUE -- means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under
Section 8.

         1.24 STOCK APPRECIATION RIGHT -- means a right to receive the appreciation in a share of Stock that is granted under Section 8 either as part of an Option or independent of any Option.

         1.25 STOCK APPRECIATION RIGHT CERTIFICATE -- means the document that sets forth the terms and conditions of a Stock Appreciation Right that is granted to an Employee independent of an Option.

         1.26 SUBSIDIARY -- means a corporation that is a subsidiary corporation of Onyx within the meaning of Code Section 424(f).


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         1.27 TEN PERCENT SHAREHOLDER -- means a person who owns (after taking into account the attribution rules of Code Section 424(d)) more than ten percent of the total combined voting power of all classes of stock of either Onyx, a Subsidiary or Parent. No shares of Restricted Stock or Stock Appreciation Rights will be granted under this Plan unless and until the Purchase Agreement is terminated as provided therein.

                                    SECTION 3

                           SHARES RESERVED UNDER PLAN

                  There shall be 700,000 shares of Stock authorized for issuance under this Plan. To the extent Onyx deems appropriate, such shares of Stock may be reserved from authorized but unissued shares of Stock and from shares of Stock that have been reacquired by Onyx. Any shares of Restricted Stock issued under this Plan shall not be available for future issuance unless forfeited, in which event such shares shall be available for use in future grants under this Plan. Any shares of Stock subject to an Option that remain unissued after the cancellation, expiration or exchange of the Option and any shares of Restricted Stock subject to a Restricted Stock Right that is forfeited or canceled shall be available for use in future grants under this Plan. However, any shares of Stock used to satisfy a withholding obligation shall not be available for use in future grants under this Plan.

                                    SECTION 4

                                 EFFECTIVE DATE

                  The Effective Date of this Plan shall be the date of its adoption by the Board; provided that no ISO shall be effective unless the shareholders of Onyx (acting at a duly called meeting of such shareholders) approve the adoption of the Plan within 12 months of the Effective


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Date. Any ISO granted before the shareholder approval automatically shall be granted subject to such approval.

                                    SECTION 5

                                    COMMITTEE

                  This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall interpret this Plan and take such action in the administration and operation of this Plan as the Committee deems appropriate under the circumstances. Any action of the Committee shall be binding on Onyx, on each affected Employee and on each other person directly or indirectly affected by such action.

                                    SECTION 6

                        ELIGIBILITY AND ANNUAL GRANT CAPS

                  Only Employees shall be eligible for the grant of Options, Restricted Stock, Restricted Stock Rights or Stock Appreciation Rights. No Employee in any calendar year shall be granted an Option to purchase more than 50,000 shares of Stock or a Stock Appreciation Right with respect to more than 50,000 shares of Stock.

                                    SECTION 7

                                     OPTIONS

         7.1 COMMITTEE ACTION. The Committee acting in its absolute discretion may grant Options to Employees from time to time. Each grant of an Option shall be evidenced by an Option Agreement. The Option Agreement shall describe whether the Option is an ISO or a Non-


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ISO and shall incorporate such other terms and conditions of the grant as the
Committee acting in its absolute discretion deems appropriate. If the Committee grants an ISO and a Non-ISO to an Employee on the same date, the right of the Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO. However, the Committee shall have the right to grant a Non-ISO and Restricted Stock to an Employee at the same time and to condition the exercise of the Non-ISO on the forfeiture of the Restricted Stock grant.

                  7.2 $100,000 LIMIT FOR ISOS. To the extent that the aggregate Fair Market Value of Stock subject to ISOs that first becomes exercisable in any calendar year (determined as of the date the ISO is granted) exceeds $100,000, such Options shall be treated as Non-ISOs. The Fair Market Value of Stock subject to any other option (determined as of the date the option is granted) that (a) satisfies the requirements of Code Section 422 and (b) is granted to an Employee under another plan maintained by Onyx, a Subsidiary or Parent shall be treated (for purposes of this $100,000 limitation) as if granted under this Plan. The Committee shall interpret and administer the limitation in this
Section 7.2 in accordance with Code Section 422(d) or any successor section. This Section 7.2 shall be in effect only for so long as the $100,000 limitation is in effect under Code Section 422 or any successor section.

         7.3 OPTION PRICE. The Option Price shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to an Employee who is a Ten Percent Shareholder, the Option shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted. The Option Price shall be payable in full upon the exercise of any Option. At the discretion of the Committee, an Option Agreement can provide for the payment of the Option Price either in cash, by check or in Stock that has been held for at least 6 months, or in any combination of cash, check and such


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Stock. The Option Price may be paid through any broker facilitated cashless exercise procedure acceptable to the Committee or its delegate. The value of any Stock surrendered as payment in the exercise of an Option shall be equal to the Fair Market Value of such Stock on the date the properly endorsed certificate for such Stock is delivered to the Committee or its delegate.

         7.4 EXERCISE PERIOD. Each Option shall be exercisable in whole or in part at such time or times as set forth in the related Option Agreement, but no Option shall be exercisable after the earlier of the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Employee is a Ten Percent Shareholder on the date the Option is granted, or the tenth anniversary of the date the Option is granted, if the Option is (1) a Non-ISO or (2) an ISO that is granted to an Employee who is not a Ten Percent Shareholder on the date the Option is granted.

         An Option Agreement may provide for the exercise of an Option after the employment of an Employee has terminated for any reason whatsoever, including death or disability; provided, however, that an Option Agreement for an ISO must incorporate the post-employment exercise restrictions of Code Section 422.

                                    SECTION 8

                            STOCK APPRECIATION RIGHTS

         8.1 COMMITTEE ACTION. The Committee acting in its absolute discretion shall have the right to grant a Stock Appreciation Right to an Employee from time to time, and each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Agreement for the related Option.

         8.2 TERMS AND CONDITIONS.


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                  (a) STOCK APPRECIATION RIGHT CERTIFICATE. If a Stock
Appreciation Right is evidenced by a Stock Appreciation Right Certificate, such certificate shall set forth the number of shares of Stock to which the Employee has the right to appreciation and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date that is the tenth anniversary of the date such Stock Appreciation Right is granted.

                  (b) OPTION AGREEMENT. If a Stock Appreciation Right is evidenced by an Option Agreement, the SAR Value for each share of Stock subject to the Stock Appreciation Right shall be the Option Price for the related Option. Each such Option Agreement shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Employee's right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Employee's right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right that is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Agreement shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

         8.3 EXERCISE. A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock subject to such Stock Appreciation Right exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect


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to the number of shares of Stock to which the exercise relates. An Employee upon the exercise of his or her Stock Appreciation Right shall receive a payment from Onyx in cash or in Stock, or in a combination of cash and Stock, and any payment in Stock shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this Section 8.3.

                                    SECTION 9

                                RESTRICTED STOCK

         9.1 COMMITTEE ACTION. The Committee acting in its absolute discretion may grant Restricted Stock or Restricted Stock Rights to Employees from time to time and may grant a Restricted Stock Right in exchange for the cancellation of an outstanding Restricted Stock Right. Each grant of Restricted Stock or Restricted Stock Rights shall be evidenced by a Restricted Stock Certificate, which shall describe the conditions, if any, under which the grant will be effective.

         9.2 CONDITIONS.

                  (a) RESTRICTED STOCK RIGHT. The Committee acting in its absolute discretion may grant Restricted Stock Rights that provide for the issuance of Restricted Stock to an Employee subject to the satisfaction of any conditions that the Committee deems appropriate under the circumstances for Employees generally or for an Employee in particular. The Restricted Stock Certificate shall describe each such condition and the deadline for satisfying each such condition. Restricted Stock shall be issued in the name of an Employee only after each such condition has been timely satisfied, and any Restricted Stock that is so issued shall be held


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by Onyx pending the satisfaction of any forfeiture conditions applicable to the related Restricted Stock.

                  (b) FORFEITURE CONDITIONS. The Committee acting in its absolute discretion may make (1) each grant of Restricted Stock and (2) Restricted Stock issued pursuant to satisfaction of the conditions of a Restricted Stock Right, subject to one, or more than one, objective employment, performance or other forfeiture condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Employees generally or for an Employee in particular, including a condition that results in a forfeiture if an Employee exercises a Non-ISO granted in tandem with his or her Restricted Stock grant. The related Restricted Stock Certificate shall set forth each forfeiture condition and the deadline for satisfying each such condition. A Restricted Stock Certificate evidencing the grant of a Restricted Stock Right may contain both the conditions precedent to the issuance of Restricted Stock and the forfeiture conditions applicable to the Restricted Stock or the Committee may issue another Restricted Stock Certificate describing the forfeiture conditions applicable to the Restricted Stock issued pursuant to a Restricted Stock Right. An Employee's nonforfeitable interest in Restricted Stock shall depend on the extent to which he or she timely satisfies each condition.

         9.3 DIVIDENDS AND VOTING RIGHTS. If a cash dividend is declared on Restricted Stock, Onyx shall pay such cash dividend directly to the Employee granted such Restricted Stock. If a Stock dividend is declared on Restricted Stock, such Stock dividend shall be treated as Restricted Stock, and an Employee's interest in such Stock dividend shall be forfeited or shall become nonforfeitable at the same time as the Restricted Stock is forfeited or becomes nonforfeitable. The disposition of each other form of dividend declared on Restricted Stock shall be made in accordance with such rules as the Committee shall adopt with respect to each such dividend. An


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Employee shall have the right to vote Restricted Stock. The dividend and voting rights described in this Section 9.3 shall apply to a grant of Restricted Stock from the date of issuance as determined by the Committee. However, the dividend and voting rights shall not apply to Restricted Stock subject to a Restricted Stock Right prior to the issuance of such Restricted Stock.

         9.4 SATISFACTION OF FORFEITURE CONDITIONS. A share of Stock shall cease to be Restricted Stock at such time as provided in the Restricted Stock Certificate and a certificate representing a share of unrestricted Stock shall be transferred to the Employee as soon as practicable thereafter.

         9.5 TAX BONUS PAYMENT. The Committee acting in its absolute discretion shall have the power to authorize and direct the payment of a cash bonus to an Employee to pay all, or any portion of, his or her federal, state and local income and excise tax liability that the Committee deems attributable (a) to his or her interest in Restricted Stock becoming nonforfeitable and (b) to such cash bonus.

         9.6 SECTION 162(m). If Onyx is a publicly held corporation within the meaning of Code Section 162(m) and the Committee deems it in the best interests of Onyx, the Committee shall use its best efforts to grant Restricted Stock in a manner such that (a) the compensation resulting from the grant is "performance-based compensation" within the meaning of Code Section 162(m) or
(b) Onyx otherwise gets an income tax deduction for the compensation attributable to such grant.

                                   SECTION 10

                               NONTRANSFERABILITY

                  No Option, Restricted Stock, Restricted Stock Right or Stock Appreciation Right shall be transferable by an Employee other than by will or by the laws of descent and


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distribution. During an Employee's lifetime, an Option shall be exercisable only by the Employee; however, the person or persons to whom an Option, Restricted Stock, Restricted Stock Right, or Stock Appreciation Right is transferred by will or by the laws of descent and distribution thereafter shall be treated as the Employee under this Plan.

                                   SECTION 11

                             SECURITIES REGISTRATION

                  Each Option Agreement, Restricted Stock Certificate and Stock Appreciation Right Certificate shall provide that, upon the receipt of Stock, the Employee shall, if so requested by Onyx, (a) hold such Stock for investment and not with a view of resale or distribution to the public and (b) deliver to Onyx a written statement satisfactory to Onyx to that effect. For Stock issued pursuant to this Plan, Onyx at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to an Employee under the 1933 Act or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to an Employee; however, Onyx shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by an Employee.

                                   SECTION 12

                                  LIFE OF PLAN

                  No Option, Restricted Stock, Restricted Stock Right, or Stock Appreciation Right shall be granted under this Plan on or after the earlier of the tenth anniversary of the Effective Date, in which event this Plan shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or are no longer exercisable, all Restricted Stock has been forfeited or the forfeiture conditions on such Restricted Stock have been satisfied in


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full, and all Restricted Stock Rights have been forfeited, canceled or the conditions thereof satisfied, or the date on which all of the Stock authorized for issuance under Section 3 has been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

                                   SECTION 13

                                   ADJUSTMENT

         13.1 CAPITAL STRUCTURE. In the event of any change in the capitalization of Onyx, including, but not limited to, such changes as stock dividends or stock splits, the following shall be adjusted by the Committee in an equitable manner to reflect such change: (a) the number, kind or class (or any combination thereof) of shares of Stock authorized for issuance under
Section 3, and the annual grant caps described in Section 6; (b) the number, kind or class (or any combination thereof) of shares of Stock subject to Options and the Option Price of such Options; (c) the number, kind or class (or any combination thereof) of shares of Stock underlying outstanding Restricted Stock and any related forfeiture conditions; (d) the number, kind or class (or any combination thereof) of shares of Stock underlying outstanding Restricted Stock Rights and any related conditions; and (e) the number, kind or class (or any combination thereof) of shares of Stock subject to Stock Appreciation Rights and the SAR Value of such Stock Appreciation Rights; provided, however, that the issuance by Onyx of shares of any class or securities convertible into shares of any class, for cash or property, or for labor or services, either upon direct sale or upon exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of Onyx convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to (a) through (e) above.


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         13.2 MERGERS. The Committee as part of any corporate transaction described in Code Section 424(a) shall have the right to adjust (in any manner that the Committee in its discretion deems consistent with Code Section 424(a)):
(a) the number, kind or class (or any combination thereof) of shares of Stock authorized for issuance under Section 3; (b) the number, kind or class (or any combination thereof) of shares of Stock subject to Options and the Option Price of such Options, (c) the number, kind or class (or any combination thereof) of shares of Stock underlying outstanding Restricted Stock and any related forfeiture conditions; (d) the number, kind or class (or any combination thereof) of shares of Stock underlying outstanding Restricted Stock Rights and any related conditions; and (e) the number, kind or class (or any combination thereof) of shares of Stock subject to Stock Appreciation Rights and the SAR Value of such Stock Appreciation Rights.

         The Committee may make (in any manner that the Committee in its discretion deems consistent with Code Section 424(a)) Option, Restricted Stock and Stock Appreciation Right grants to effect the assumption of, or the substitution for, option, restricted stock and stock appreciation right grants previously made by any other corporation to the extent that a corporate transaction described in Code Section 424(a) calls for such substitution or assumption of such options, restricted stock or stock appreciation rights.

         13.3 FRACTIONAL SHARES. If any adjustment under this Section 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock that otherwise would result from such adjustment shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this Section 13 by the Committee shall be conclusive and binding on all


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affected persons and, further, shall not constitute an increase in "the number of shares of Stock authorized for issuance under Section 3" within the meaning of Section 15.

                                   SECTION 14

                                CHANGE IN CONTROL

                  Upon a Change in Control, all then outstanding Options and Stock Appreciation Rights that have not previously vested shall vest in full and the forfeiture conditions on Restricted Stock and conditions on Restricted Stock Rights shall expire and have no further force or effect. In addition, in connection with such Change in Control, the Board shall have the right to take such additional action, if any, with respect to any or all then outstanding Options and Stock Appreciation Rights as the Board deems appropriate under the circumstances to protect the interest of Onyx in maintaining the integrity of the Option and Stock Appreciation Right grants under this Plan, including, upon prior notice, canceling the then outstanding Options and Stock Appreciation Rights in full if the Board provides for a right to exercise such Options and Stock Appreciation Rights in full before the date of such cancellation, and the Board shall have the right to take different action under this Section 14 with respect to different Employees or different groups of Employees as the Board deems appropriate under the circumstances.

                                   SECTION 15

                            AMENDMENT OR TERMINATION

                  This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, in the event any such amendment (a) increases the number of shares of Stock authorized for issuance under Section 3 or (b) changes the class of employees eligible for ISOs, no further ISOs may be granted, unless shareholder approval of such amendment is obtained within 12 months of the date the amendment is adopted. The Board also may suspend the granting of Options, Restricted Stock, Restricted Stock Rights, or Stock Appreciation Rights at any time and may terminate this Plan at any time; provided,


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however, neither the Board nor the Committee shall have the right unilaterally to modify, amend or cancel any Option, Restricted Stock, Restricted Stock Right, or Stock Appreciation Right granted before such suspension or termination unless (a) the Employee consents in writing to such modification, amendment or cancellation, (b) there is a transaction described in Section 13 or Section 14 or (c) pursuant to Section 16.6.

                                   SECTION 16

                                  MISCELLANEOUS

         16.1 SHAREHOLDER RIGHTS. No Employee shall have any rights as a shareholder of Onyx as a result of the grant of an Option or Stock Appreciation Right or his or her exercise of such Option or Stock Appreciation Right pending the actual delivery of the Stock subject to such Option or Stock Appreciation Right to such Employee. Subject to Section 9.3, an Employee's rights as a shareholder of Restricted Stock shall be set forth in the related Restricted Stock Certificate.

         16.2 NO CONTRACT OF EMPLOYMENT. The grant of an Option, Restricted Stock, Restricted Stock Right, or Stock Appreciation Right shall not constitute a contract of employment and shall not confer on an Employee any rights upon his or her termination of employment in addition to those rights, if any, expressly set forth in the related Option Agreement, Restricted Stock Certificate or Stock Appreciation Right.

         16.3 WITHHOLDING. Each grant of an Option, Restricted Stock, Restricted Stock Right, or Stock Appreciation Right shall be made subject to the condition that the Employee consents to whatever action the Committee directs to satisfy the federal and state tax withholding requirements, if any, that the Committee in its discretion deems applicable to the exercise of such Option or Stock Appreciation Right or the satisfaction of any forfeiture conditions with respect


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to Restricted Stock issued in the name of the Employee. The Committee also shall have the right to provide in an Option Agreement, Restricted Stock Certificate or Stock Appreciation Right that an Employee may elect to satisfy federal and state tax withholding requirements through a reduction in the cash or the number of shares of Stock actually transferred to him or to her under this Plan.

         16.4 CONSTRUCTION. All references to sections (Section) are to sections (Section) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Delaware.

         16.5 OTHER CONDITIONS. Each Option Agreement, Restricted Stock Certificate or Stock Appreciation Right Certificate may require that an Employee (as a condition to the exercise of an Option or Stock Appreciation Right or the grant of Restricted Stock or Restricted Stock Rights) enter into any agreement or make such representations prepared by Onyx, including any agreement that restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or the grant of Restricted Stock or provides for the repurchase of such Stock by Onyx under certain circumstances.

         16.6 RULE 16b-3. The Committee shall have the right to amend any grant of an Option, Restricted Stock, Restricted Stock Right, or Stock Appreciation Right or to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to an Employee as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

         16.7 LOANS. If approved by the Committee, Onyx may lend money to, or guarantee loans made by a third party to, any Employee to finance the exercise of any Option, and the exercise of an Option with the proceeds of any such loan shall be treated as an exercise for cash. If approved by the Committee, Onyx also may, in accordance with an Employee's instructions,


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transfer Stock acquired in the exercise of an Option directly to a third party in connection with any arrangement made by the Employee for financing the exercise of such Option.

         IN WITNESS WHEREOF, Onyx has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

                                             ONYX TECHNOLOGIES, INC.

                                             By:______________________________

                                             Date:____________________________


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